TRANSAMERICA FUNDS
                   TRANSAMERICA FLEXIBLE INCOME (THE "FUND")

                    RESULTS OF SHAREHOLDER PROXY (UNAUDITED)

Section 270.30e-1 under the Investment Company Act of 1940, as amended, titled "Reports to Stockholders of Management Companies," requires regulated investment companies to report on all subject matters put to the vote of shareholders and provide final results. Accordingly, the Board of Trustees of the Fund solicited a vote by the shareholders for the following item:

At a special meeting of shareholders held on MARCH 18, 2011, the results of Proposal 1 were as follows:

PROPOSAL 1: TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH A NEW SUB-ADVISER:

FOR                    AGAINST      ABSTENTIONS/BROKER NON-VOTES
----------------   --------------   ----------------------------
$ 137,397,823.48   $ 1,788,150.30   $               1,075,823.17


                               TRANSAMERICA FUNDS
                     TRANSAMERICA MONEY MARKET (THE "FUND")

                    RESULTS OF SHAREHOLDER PROXY (UNAUDITED)

Section 270.30e-1 under the Investment Company Act of 1940, as amended, titled "Reports to Stockholders of Management Companies," requires regulated investment companies to report on all subject matters put to the vote of shareholders and provide final results. Accordingly, the Board of Trustees of the Fund solicited a vote by the shareholders for the following item:

At a special meeting of shareholders held on MARCH 18, 2011, the results of Proposal 1 were as follows:

PROPOSAL 1: TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH A NEW SUB-ADVISER:

FOR                   AGAINST       ABSTENTIONS/BROKER NON-VOTES
----------------   --------------   ----------------------------
$ 97,148,124.61    $ 5,608,013.81   $               9,046,996.45


                               TRANSAMERICA FUNDS
                   TRANSAMERICA SHORT-TERM BOND (THE "FUND")

                    RESULTS OF SHAREHOLDER PROXY (UNAUDITED)

Section 270.30e-1 under the Investment Company Act of 1940, as amended, titled "Reports to Stockholders of Management Companies," requires regulated investment companies to report on all subject matters put to the vote of shareholders and provide final results. Accordingly, the Board of Trustees of the Fund solicited a vote by the shareholders for the following item:

At a special meeting of shareholders held on MARCH 18, 2011, the results of Proposal 1 were as follows:

PROPOSAL 1:  TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH A NEW SUB-ADVISER:

FOR                      AGAINST        ABSTENTIONS/BROKER NON-VOTES
------------------   ----------------   ----------------------------
$ 1,426,025,386.40   $  16,848,868.04   $              27,194,836.16
